Exhibit 10.2

FORM OF DEFERRAL AGREEMENT BETWEEN
ALAMCO, INC. AND ITS DIRECTORS



      This is a Deferral Agreement between the undersigned and Alamco, Inc. (the "Company") pursuant to the terms of the Alamco, Inc. Directors' Deferred Income Plan (the "Plan"). The terms of the Plan are incorporated by reference as if set forth in full herein. Capitalized terms used in this Deferral Agreement, unless specifically defined herein, shall have the respective meanings given to such terms in the Plan.

            The undersigned elects to become a Participant under the Plan, effective as of the date hereof, and further elects to defer, pursuant to the terms of the Plan, ------- percent/$--------- (complete either the percentage or the dollar amount, not both) of all Compensation earned in connection with performance of services as a director of the Company beginning ----------------- --, 19-----.

            This election shall be effective for Plan Years beginning after the date hereof until the Plan Year next beginning after the date on which the undersigned notifies the Company to change or suspend future deferrals pursuant to the terms of the Plan on a form provided by the Company. The undersigned hereby revokes any prior deferral elections made under the Plan. The undersigned acknowledges that this deferral election is subject to all of the applicable terms and conditions of the Plan.

            The undersigned agrees that this election to defer shall be continued in force and effect as to Compensation which is earned for each Plan Year for which this election to defer is effective until distribution of such deferred compensation to the undersigned, or to the undersigned's beneficiary in the event of the undersigned's death, as provided in the Plan. The undersigned also understands that he/she may change the amount deferred or suspend deferrals with respect to Compensation earned for Plan Years commencing after the undersigned's delivery to the Company of a written notice of change or suspension. Further, the undersigned agrees that, if he/she suspends deferrals, he/she may make a new election to again become a Participant in the Plan and that any new election to defer payment of Compensation must be made before the beginning of the period of service for which the Compensation is payable, which period is the Plan Year.

            The undersigned also understands that all amounts deferred under the Plan, together with any interest credited to those amounts, shall be distributed in accordance with the terms of the Plan. Section 6.01 governs the timing of distributions under the Plan. The undersigned may (but need not) elect a different distribution date. The undersigned hereby irrevocably elects the
following distribution date or event --------------   (insert a date or a
birthday). The undersigned irrevocably elects the following distribution method (check one):

            (     )     lump sum

            (     )     installment payments over ------- (5, 10 or 15) years
                        payable ------------- (quarterly or annually)

            If the undersigned should die prior to receipt of the entire distribution to which he/she is entitled, then all of the distribution to which the undersigned is entitled under the Plan and which has not been distributed at the date of death shall be distributed to -------------
----------------- (insert name of beneficiary) in the manner and at the time specified in the Plan.


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            Date                                     Signature


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            -----------------------------            Print Name
            Social Security Number
                                                     Address:

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